EXHIBIT 21.1

                   SUBSIDIARIES OF DELTA FINANCIAL CORPORATION




       NAME                                      STATE OF INCORPORATION
------------------                                   ---------------
Delta Funding Corporation...........................     New York
Fidelity Mortgage Inc...............................     Delaware
DFC Financial Corporation...........................     Delaware
DF Special Holdings Corporation.....................     Delaware
Continental Property Management Corp................     New York
DFC 1999-A Corp.....................................     Delaware
DFC Receivables Company, L.L.C. ....................     Delaware
DFC 2000-B Corp. ...................................     Delaware
DFC Financial of Canada Limited ....................     Ontario, Canada
DFC Funding of Canada Limited.......................     Ontario, Canada
DFC Servicing Receivables Corp  ....................     Delaware
DFC Servicing Receivables Company, L.L.C. ..........     Delaware
DFC Holding-A Corp. ................................     Delaware
DFC Funding Corporation ............................     Delaware
DFC Acceptance Corporation .........................     Delaware
Renaissance Mortgage Acceptance Corp. ..............     Delaware
Renaissance NIM Trust 2001-A .......................     Delaware